Exhibit 99.2

NYSE: MDV

QUARTERLY SUPPLEMENTAL DATA

June 30, 2022

Modiv Inc.
Supplemental Information - Second Quarter 2022

Table of Contents

About the Data	3

Company Overview	4

Financial Results
Statements of Operations - Last Five Quarters	5
Earnings Per Share - Last Five Quarters	6
FFO and AFFO - Last Five Quarters	7
Adjusted EBITDA - Last Five Quarters	8
Leverage Ratio	9
Balance Sheets and Capitalization
Capitalization	10
Balance Sheets	11
Debt Overview	12
Credit Facility and Mortgage Notes Covenants	13

Real Estate
Acquisitions	14
Dispositions	15
Top 10 Tenants	16
Property Type	17
Industry Diversification	18
Geographic Diversification	19
Lease Expirations	20

Appendix
Disclosures Regarding Non-GAAP and Other Metrics	21

About the Data

This data and other information described herein are as of and for the three months ended June 30, 2022 unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with Modiv Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, including the financial statements and management's discussion and analysis of financial condition and results of operations.

Forward Looking Statements

Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the COVID-19 pandemic and its related impacts on us and our tenants, general economic conditions, including but not limited to impacts of the Russian war against Ukraine, supply-chain disruptions, increases in the rate of inflation and interest rates, local real estate conditions, tenant financial health, and property acquisitions and the timing of these acquisitions. These and other risks, assumptions, and uncertainties are described in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Company Overview

Modiv Inc. (NYSE:MDV) (“Modiv”, the “Company”, “we”, “us” and “our”) is an internally managed real estate investment trust (“REIT”) that acquires, owns and manages a diversified portfolio of predominantly single-tenant net-lease real estate properties. The Company primarily invests in industrial and retail properties that are mission critical to tenants. Driven by innovation and an investor-first focus, Modiv is committed to providing investors with Monthly Dividends and More Diversification. As of June 30, 2022, Modiv had a $540 million real estate portfolio (based on estimated fair value) comprised of 2.9 million square feet of aggregate leasable area. For more information, please visit: www.modiv.com.

Management Team:	Independent Directors:

Aaron S. Halfacre	Adam S. Markman
Chief Executive Officer and Director	Chairman of the Board

Raymond J. Pacini	Asma Ishaq
Chief Financial Officer and Secretary

Sandra G. Sciutto	Curtis B. McWilliams
Chief Accounting Officer

John C. Raney	Thomas H. Nolan, Jr.
Chief Legal Officer

William R. Broms	Kimberly Smith
Chief Investment Officer

David Collins	Connie Tirondola
Chief Property Officer

Investor Inquiries:
Megan McGrath, Financial Profiles, Inc.
Mmcgrath@finprofiles.com
310-622-8248

Transfer Agent:
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
800-736-3001

Modiv Inc.
Condensed Consolidated Statements of Operations - Last Five Quarters

(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Rental income (a)	$10,394,118	$9,648,649	$7,899,149	$10,241,690	$9,107,008

Expenses:
General and administrative	1,615,182	2,106,183	2,186,563	2,930,578	2,108,782
Stock compensation	679,747	511,865	629,539	743,609	767,087
Depreciation and amortization	3,682,681	3,300,492	3,449,407	3,814,503	3,978,323
Interest expense	1,197,154	1,568,175	1,874,867	1,831,545	2,098,649
Property expenses (b)	1,965,885	2,764,592	1,580,629	1,658,437	1,697,886
Reversal of impairment of real estate investment property	—	—	—	—	(400,999)
Impairment of goodwill and intangible assets (c)	—	17,320,857	3,767,190	—	—
Total expenses	9,140,649	27,572,164	13,488,195	10,978,672	10,249,728

Other operating income (loss):
Gain on sale of real estate investments	1,002,101	7,400,777	3,271,289	4,242,771	—
Operating income (loss)	2,255,570	(10,522,738)	(2,317,757)	3,505,789	(1,142,720)

Other (expense) income:
Interest income	1,763	13,435	19,958	1,270	51
Income from investment in unconsolidated entity	66,868	95,464	53,337	75,403	74,834
Loss on early extinguishment of debt (d)	—	(1,725,318)	—	—	—
Other (a)	66,143	65,993	65,993	65,993	65,992
Other (expense) income, net	134,774	(1,550,426)	139,288	142,666	140,877

Net income (loss)	2,390,344	(12,073,164)	(2,178,469)	3,648,455	(1,001,843)
Less: net income (loss) attributable to noncontrolling interest in Operating Partnership	219,214	(1,928,029)	—	—	—
Net income (loss) attributable to Modiv Inc.	2,171,130	(10,145,135)	(2,178,469)	3,648,455	(1,001,843)
Preferred stock dividends (e)	(921,875)	(921,875)	(921,875)	(143,403)	—
Net income (loss) attributable to common stockholders	$1,249,255	$(11,067,010)	$(3,100,344)	$3,505,052	$(1,001,843)

Earnings (loss) per share attributable to common stockholders
Basic	$0.17	$(1.47)	$(0.41)	$0.47	$(0.13)
Diluted	$0.14	$(1.47)	$(0.41)	$0.40	$(0.13)

Weighted-average number of common shares outstanding
Basic	7,478,973	7,533,158	7,531,167	7,531,559	7,614,196
Diluted (f)	10,221,490	7,533,158	7,531,167	8,750,875	7,614,196

Distributions declared per common share (g)	$0.2875	$0.3875	$0.2875	$0.2625	$0.2625

(a)
Rental income includes tenant reimbursements for property expenses. During the three months ended June 30, 2021 and September 30, 2021, the Company reclassified $65,993 related to asset management fees earned on the Company's 72.71% tenant-in-common interest (“TIC Interest”) in an industrial property in Santa Clara, California to conform with the December 31, 2021 and later presentation.

(b)
Property expenses for the second quarter of 2022 include increased property and other taxes compared with the comparable quarter of 2021, primarily related to the growth of our portfolio. These expenses are largely offset by tenant reimbursements included in rental income. Property expenses for the first quarter of 2022 also include $587,000 in write-offs of costs related to our proposed acquisition of 10 properties leased to Walgreens which we abandoned due to inability to obtain the mortgage servicer's approval prior to the contract termination date of February 18, 2022 and changes in market conditions.

(c)
Goodwill, which relates to the 2019 acquisition of our former sponsor’s crowdfunding platform, was impaired in the first quarter of 2022 in accordance with GAAP given that the market value of the Company’s common stock is materially below our historical net asset value and the book value of our equity. The impairment of intangible assets in the fourth quarter of 2021 relates to the Company’s decision to terminate its crowdfunding operations.

(d)
Loss on early extinguishment of debt for the first quarter of 2022 includes non-recurring charges for (i) $1,164,998 in non-cash write-offs of deferred financing costs upon refinancing 20 mortgages and the prior credit facility with the KeyBank credit facility and mortgage repayments related to four asset sales; (ii) $615,336 of mortgage prepayment fees; and (iii) $733,000 of swap termination fees related to four of the mortgages refinanced with the KeyBank credit facility and the related write-off of unrealized valuation losses of $788,016.

(e)
On September 17, 2021, the Company sold 2,000,000 shares of its 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value in an underwritten public offering at $25.00 per share.

(f)
Diluted shares outstanding in the second quarter of 2022 and the third quarter of 2021 include Class C, Class M, Class P and Class R OP Units since the Company reported net income for those quarters. Diluted shares outstanding for periods when the Company reported a net loss do not include the OP Units since they would be anti-dilutive.

(g)
The Company increased the annual distribution rate on its common stock from $1.05 per share to $1.15 per share effective October 1, 2021. Distributions declared during the first quarter of 2022 include a one-time 13th distribution for 2021 of $0.10 per share for stockholders of record on January 6, 2022.

Modiv Inc.
Earnings (Loss) Per Share - Last Five Quarters

(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Numerator - Basic:
Net income (loss)	$2,390,344	$(12,073,164)	$(2,178,469)	$3,648,455	$(1,001,843)
Net (income) loss attributable to noncontrolling interest in Operating Partnership	(219,214)	1,928,029	—	—	—
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(143,403)	—
Net income (loss) attributable to common stockholders	$1,249,255	$(11,067,010)	$(3,100,344)	$3,505,052	$(1,001,843)

Numerator - Diluted:
Net income (loss)	$2,390,344	$(12,073,164)	$(2,178,469)	$3,648,455	$(1,001,843)
Less: preferred stock dividends	(921,875)	(921,875)	(921,875)	(143,403)	—
Net income (loss) attributable to common stockholders	$1,468,469	$(12,995,039)	$(3,100,344)	$3,505,052	$(1,001,843)

Denominator:
Weighted average shares outstanding - basic	7,478,973	7,533,158	7,531,167	7,531,559	7,614,196
Operating Partnership Units - Class C (a)	1,312,382	—	—	—	—
Operating Partnership Units - other (b)	1,430,135	—	—	1,219,316	—
Weighted average shares outstanding - diluted	10,221,490	7,533,158	7,531,167	8,750,875	7,614,196

Earnings (loss) per share attributable to common stockholders:
Basic	$0.17	$(1.47)	$(0.41)	$0.47	$(0.13)
Diluted	$0.14	$(1.47)	$(0.41)	$0.40	$(0.13)

(a)
The Company issued 1,312,382 Class C OP Units in connection with its January 18, 2022 acquisition of a KIA auto dealership property in an “UPREIT” transaction. These units were not included in the computation of Diluted EPS for the quarter ended March 31, 2022 because their effect would be anti-dilutive.

(b)
During the three months ended March 31, 2022, December 31, 2021 and June 30, 2021, the weighted average dilutive effect of 1,347,958, 1,213,173 and 1,219,789 shares, respectively, related to Operating Partnership units were excluded from the computation of Diluted EPS because their effect would be anti-dilutive. There were no other outstanding securities or commitments to issue common stock that would have a dilutive effect for the period then ended.

Modiv Inc.
FFO and AFFO - Last Five Quarters

(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net income (loss) (in accordance with GAAP)	$2,390,344	$(12,073,164)	$(2,178,469)	$3,648,455	$(1,001,843)
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(143,403)	—
Net income (loss) attributable to common stockholders and Class C OP Units	1,468,469	(12,995,039)	(3,100,344)	3,505,052	(1,001,843)
FFO adjustments:
Add: Depreciation and amortization	3,682,681	3,300,492	3,290,588	3,342,713	3,512,727
Amortization of lease incentives	75,655	71,394	53,203	86,694	40,240
Depreciation and amortization for unconsolidated investment in a real estate property	190,468	190,468	189,439	182,324	181,786
Less: Gain on sale of real estate investments, net	(1,002,101)	(7,400,777)	(3,271,289)	(4,242,771)	—
Reversal of impairment of real estate investment properties	—	—	—	—	(400,999)
FFO attributable to common stockholders and Class C OP Units	4,415,172	(16,833,462)	(2,838,403)	2,874,012	2,331,911
AFFO adjustments:
Add: Amortization of corporate intangibles (a)	—	—	158,819	471,790	465,596
Impairment of goodwill and intangible assets (a)	—	17,320,857	3,767,190	—	—
Stock compensation (b)	679,747	511,865	629,542	743,609	767,087
Deferred financing costs (c)	101,781	1,266,725	162,200	7,393	100,624
Non-recurring loan prepayment penalties	—	615,336	—	—	—
Swap termination costs	—	733,000	—	—	—
Amortization of above-market lease intangibles	32,456	32,456	32,456	32,454	32,458
Acquisition fees and due diligence expenses, including abandoned pursuit costs (d)	4,639	586,669	(16,100)	474,429	238,496
Less Deferred rents	(699,053)	(110,505)	1,138,991	(247,716)	(428,155)
Unrealized gain on interest rate swaps	(589,997)	(788,016)	(285,982)	(166,338)	(90,600)
Amortization of below-market lease intangibles	(349,810)	(363,074)	(363,074)	(364,573)	(367,575)
Other adjustments for unconsolidated investment in a real estate property	(188)	(188)	(6,191)	(12,195)	(12,196)
AFFO attributable to common stockholders and Class C OP Units	$3,594,747	$2,971,663	$2,379,448	$3,812,865	$3,037,646

Weighted average shares outstanding
Basic	7,478,973	7,533,158	7,531,167	7,531,559	7,614,196
Fully diluted (e) (f)	10,221,490	10,193,498	8,744,340	8,750,875	8,833,985
FFO per share
Basic	$0.59	$(2.23)	$(0.38)	$0.38	$0.31
Fully diluted	$0.43	$(2.23)	$(0.38)	$0.33	$0.26
AFFO per share
Basic	$0.48	$0.39	$0.32	$0.51	$0.40
Fully diluted	$0.35	$0.29	$0.27	$0.44	$0.34

(a)
Intangible assets reflected the Company’s investment in its crowdfunding platform which was impaired in the fourth quarter of 2021 due to the Company’s decision to terminate its crowdfunding operations. Goodwill, which relates to the 2019 acquisition of our former sponsor’s crowdfunding platform, was impaired in the first quarter of 2022 in accordance with GAAP given that the market value of the Company’s common stock was materially below our historical net asset value and the book value of our equity.

(b)
Stock compensation expense includes (i) amortization of the Class P OP Units granted to the Company’s Chief Executive Officer and Chief Financial Officer on December 31, 2019; (ii) amortization of the Class R OP Units granted to all of the Company’s employees, including the Chief Executive Officer and Chief Financial Officer, on January 25, 2021; and (iii) stock granted to the Company’s independent directors each quarter as partial consideration for their service as directors.

(c)
Deferred financing costs for the first quarter of 2022 primarily reflect non-cash write-offs of such costs upon refinancing 20 mortgages with the KeyBank credit facility and mortgage repayments related to four asset sales.

(d)
Abandoned pursuit costs for the first quarter of 2022 primarily reflect the Company’s decision not to extend the February 18, 2022 termination date for its agreement to purchase a portfolio of 10 properties leased to Walgreens, which the Company abandoned due to inability to obtain the mortgage servicer's approval prior to the contract termination date and changes in market conditions.

(e)
The increase in Diluted shares outstanding beginning in the first quarter of 2022 primarily reflects the issuance of 1,312,382 Class C interests in our operating partnership (OP Units”) as partial consideration for the acquisition of a retail property located on Interstate 405 in Carson, CA, leased to a KIA auto dealership.

(f)
Includes the Class C, Class M, Class P and Class R OP Units to compute the weighted average number of shares for the quarter ended June 30, 2022 and the Class M, Class P and Class R OP Units to compute the weighted average number of shares for each prior quarter.

Modiv Inc.
Adjusted EBITDA - Last Five Quarters

(Unaudited)

	Three Months Ended
	June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021		June 30, 2021
Net income (loss)	$2,390,344		$(12,073,164)		$(2,178,469)		$3,648,455		$(1,001,843)

Add: Depreciation and amortization	3,682,681		3,300,492		3,449,407		3,814,503		3,978,323
Depreciation and amortization for unconsolidated investment in a real estate property	190,468		190,468		189,439		182,324		181,786
Interest expense	1,197,155		1,568,175		1,874,867		1,831,545		2,098,649
Loss on early extinguishment of debt (a)	—		1,725,318		—		—		—
Interest expense on unconsolidated investment in real estate property	98,135		97,645		100,257		100,788		100,366
Reversal of impairment of real estate investment property	—		—		—		—		(400,999)
Impairment of goodwill and intangible assets (b)	—		17,320,857		3,767,190		—		—
Stock compensation	679,747		511,865		629,542		743,609		767,087
Write-off of due diligence costs related to abandoned acquisition of 10 properties leased to Walgreens	—		587,000		—		—		—
Less: Gain on sale of real estate investments	(1,002,101)		(7,400,777)		(3,271,289)		(4,242,771)		—
Adjusted EBITDA	$7,236,429		$5,827,879		$4,560,944		$6,078,453		$5,723,369

Annualized adjusted EBITDA	$28,945,716		$23,311,516		$18,243,776		$24,313,812		$22,893,476

Net debt:
Debt	$201,425,173		$165,509,220		$183,033,756		$182,146,897		$190,181,378
Debt of unconsolidated investment in real estate property (c)	9,599,182		9,653,689		9,709,710		9,764,171		9,817,066
Cash and restricted cash	(11,705,449)		(25,344,063)		(58,407,520)		(54,710,887)		(10,374,445)
Cash of unconsolidated investment in real estate property (c)	(585,357)		(458,948)		(502,041)		(487,490)		(572,064)
	$198,733,549		$149,359,898		$133,833,905		$136,712,691		$189,051,935

Net debt / Adjusted EBITDA	6.9	x	6.4	x	7.3	x	5.6	x	8.3	x

(a)
Loss on early extinguishment of debt includes non-recurring charges for (i) $1,164,998 in non-cash write-offs of deferred financing costs upon refinancing 20 mortgages and the prior credit facility with the KeyBank credit facility and mortgage repayments related to four asset sales; (ii) $615,336 of mortgage prepayment fees; and (iii) $733,000 of swap termination fees related to refinancing four mortgages with the KeyBank credit facility and the related write-off of unrealized valuation losses of $788,016.

(b)
Goodwill, which relates to the 2019 acquisition of our former sponsor’s crowdfunding platform, was impaired in the first quarter of 2022 in accordance with GAAP given that the market value of the Company’s common stock is materially below our historical net asset value and the book value of our equity. The impairment of intangible assets in the fourth quarter of 2021 relates to the Company’s decision to terminate its crowdfunding operations.

(c)	Includes the Company's 72.71% pro rata share of the tenant-in-common's mortgage note payable and cash.

Modiv Inc.
Leverage ratio

(Unaudited)

In connection with entering into the KeyBank credit facility on January 18, 2022, the Company modified the calculation of its leverage ratio to conform with the definition in the KeyBank credit facility as set forth below.

	June 30, 2022	December 31, 2021 (d)
Total Asset Value
Cash and cash equivalents (a)	$11,705,449	$58,407,520
Borrowing base value (b)	388,766,886	362,497,305
Other real estate value (c)	122,076,864	130,670,000
Pro-rata share of unconsolidated investment	28,811,379	28,728,063
Total asset value	$551,360,578	$580,302,888

Indebtedness
Credit facility revolver (a)	$6,775,000	$55,775,000
Credit facility term loan	150,000,000	100,000,000
Mortgage debt (c)	44,650,173	66,833,439
Pro-rata share of unconsolidated investment	9,599,182	9,709,710
Total indebtedness	$211,024,355	$232,318,149

Leverage Ratio	38%	40%

(a)	The decrease in cash and cash equivalents primarily reflects the use of cash for the Lindsay property portfolio acquisition in April 2022.

(b)
The increase in the borrowing base value reflects the addition of four industrial properties acquired in April 2022 which are leased to Lindsay and the addition of the one industrial property acquired in January 2022 and leased to Kalera, Inc., partially offset by the one office property sold in June 2022.

(c)
The decrease in other real estate value and mortgage debt reflects the four property dispositions in February 2022, partially offset by the addition of four industrial properties leased to Lindsay which will not be added to the borrowing base value until completion of a reverse 1031 exchange.

(d)
The December borrowing base value reflects a pro forma adjustment to include acquisition of the KIA auto dealership property on January 18, 2022 and the credit facility amounts reflect pro forma adjustments to reflect debt balances as of the January 18, 2022 closing of the facility, including borrowing to fund a portion of the KIA auto dealership property acquisition.

Modiv Inc.
Capitalization as of June 30, 2022

(Unaudited)

PREFERRED EQUITY
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock	$50,000,000
% of Total Capitalization	12%

COMMON EQUITY
Shares of Class C Common Stock	7,456,562
OP Units (Class M, Class P, Class R and Class C)	2,831,356
Total Class C Common Stock and OP Units	10,287,918
Price Per Share / Unit at June 30, 2022	$17.68
IMPLIED EQUITY MARKET CAPITALIZATION	$181,890,390
% of Total Capitalization	42%

DEBT
Mortgage Debt
Costco Property	$18,850,000
Taylor Fresh Foods Property	12,350,000
Sutter Health Property	13,450,173
Total Mortgage Debt	$44,650,173
KeyBank Credit Facility
Revolver (a)	$6,775,000
Term Loan (a)	150,000,000
Total Credit Facility	$156,775,000
TOTAL DEBT	$201,425,173
% of Total Capitalization	46%
% of Total Debt - Floating Rate Debt (b)	3%
% of Total Debt - Fixed Rate Debt (b)	97%
% of Total Debt	100%
ENTERPRISE VALUE
Total Capitalization	$433,315,563
Less: Cash and Cash Equivalents	(11,705,449)
Enterprise Value	$421,610,114

(a)
In April 2022, the Company borrowed $44,000,000 to fund the acquisition of an eight-property portfolio of industrial properties leased to Lindsay Precast, LLC (the “Lindsay Acquisition”), drew the remaining $50,000,000 available under the Term loan commitment and reduced the Revolver to $14,775,000 in connection with the swap purchase described below. In June 2022, the Company made an $8,000,000 principal payment on the Revolver with available cash on hand to reduce interest expense.

(b)
On May 10, 2022, we purchased a five-year swap at 2.258% on our $150,000,000 term loan that results in a fixed interest rate of 3.858% when our leverage ratio is less than or equal to 40%. As part of this transaction, we sold a one-time option to terminate the swap on December 31, 2024, which reduced the swap rate. Under our Credit Agreement, the interest rate will continue to vary based on our leverage ratio.

Modiv Inc.
Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Real estate investments:
Land	$107,569,641	$61,005,402
Buildings and improvements	327,472,940	250,723,446
Tenant origination and absorption costs	21,384,224	22,027,054
Equipment	4,429,000	—
Total investments in real estate property	460,855,805	333,755,902
Accumulated depreciation and amortization	(43,728,520)	(37,611,133)
Total investments in real estate property, net	417,127,285	296,144,769
Unconsolidated investment in a real estate property	9,956,518	9,941,338
Total real estate investments, net	427,083,803	306,086,107
Real estate investments held for sale, net	—	31,510,762
Total real estate investments	427,083,803	337,596,869
Cash and cash equivalents	11,705,449	55,965,550
Restricted cash	—	2,441,970
Receivable from sale of early termination of lease	1,446,767	1,836,767
Tenant receivables	8,059,634	5,996,919
Above-market lease intangibles, net	626,107	691,019
Prepaid expenses and other assets	6,766,867	5,856,255
Interest rate swap derivative	589,997	—
Assets related to real estate investments held for sale	—	788,296
Goodwill	—	17,320,857
Total assets	$456,278,624	$428,494,502
Liabilities and Equity
Mortgage notes payable, net	$44,608,815	$152,223,579
Mortgage notes payable related to real estate investments held for sale, net	—	21,699,912
Total mortgage notes payable, net	44,608,815	173,923,491
Credit facility revolver	6,775,000	8,022,000
Credit facility term loan, net	148,850,050	—
Accounts payable, accrued and other liabilities	8,733,757	11,844,881
Below-market lease intangibles, net	10,175,284	11,102,940
Interest rate swap derivatives	—	788,016
Liabilities related to real estate investments held for sale	—	383,282
Total liabilities	219,142,906	206,064,610

Commitments and contingencies

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value, 2,000,000 shares authorized, issued and outstanding as of June 30, 2022 and December 31, 2021	2,000	2,000
Class C common stock $0.001 par value, 300,000,000 shares authorized, 7,643,992 shares issued and 7,456,562 shares outstanding as of June 30, 2022, respectively, and 7,426,636 shares issued and outstanding as of December 31, 2021	7,644	7,427
Class S common stock $0.001 par value, 100,000,000 shares authorized, no and 63,768 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	64
Additional paid-in-capital	275,922,227	273,441,831
Treasury stock, at costs, 187,430 shares and no shares as of June 30, 2022 and December 31, 2021, respectively	(3,253,902)	—
Cumulative distributions and net losses	(116,491,382)	(101,624,430)
Total Modiv Inc. equity	156,186,587	171,826,892
Noncontrolling interests in the Operating Partnership	80,949,131	50,603,000
Total equity	237,135,718	222,429,892
Total liabilities and equity	$456,278,624	$428,494,502

Modiv Inc.
Debt Overview

(Unaudited)

	Outstanding Balance
Collateral	June 30, 2022	December 31, 2021	Contractual Interest Rate	Effective Interest Rate	Loan Maturity
Mortgage Notes:
Costco property	$18,850,000	$18,850,000	4.85%	4.85%	1/1/30
Taylor Fresh Foods property	12,350,000	12,350,000	3.85%	3.85%	11/1/29
Sutter Health property	13,450,173	13,597,120	4.50%	4.50%	3/9/24
Various mortgage notes repaid on January 18, 2022 (a)	—	108,178,317	Various	Various	Various
	44,650,173	152,975,437
Plus unamortized mortgage premium	171,810	204,281
Less unamortized deferred financing costs	(213,168)	(956,139)
Mortgage notes payable, net	44,608,815	152,223,579

KeyBank Credit Facility:
Revolver (a)	6,775,000	—	(b)	(b)	1/18/26
Term loan (a)	150,000,000	—	(c)	(c)	1/18/27
Bank of California Credit Facility (a)	—	8,022,000	(d)	(d)	n/a
Total Credit Facility	156,775,000	8,022,000
Less unamortized deferred financing costs	(1,149,950)	(100,080)
	155,625,050	7,921,920
Total debt, net	$200,233,865	$160,145,499

(a)
On January 18, 2022, the Company refinanced 20 mortgage notes and its prior credit facility with the KeyBank Credit Facility. In April 2022, the Company borrowed $44,000,000 to fund the Lindsay Acquisition, drew the remaining $50,000,000 available under the Term loan commitment and reduced the Revolver to $14,775,000 in preparation for the swap agreement described below.  In June 2022, the Company made an $8,000,000 principal payment on the Revolver with available cash on hand to reduce interest expense.

(b)
The interest rate on the Revolver is based on the Company's leverage ratio at the end of the prior quarter. With our leverage ratio at 34% as of March 31, 2022, the spread over the Secured Overnight Financing Rate (‘‘SOFR’’), including a 10 basis point credit adjustment, is 165 basis points and the interest rate on the Revolver was 3.150% as of June 30, 2022. Our leverage ratio as of June 30, 2022 was 38% and following the Federal Reserve Bank’s July 27, 2022 increase in the target range for federal funds by 75 basis points, the interest rate on the Revolver is approximately 3.96%. We also pay an annual unused fee of up to 25 basis points on the Revolver, depending on the daily amount of the unused commitment.

(c)
On May 10, 2022, we purchased a five-year swap at 2.258% on the $150,000,000 term loan that results in a fixed interest rate of 3.858% when our leverage ratio is less than or equal to 40%. As part of this transaction, we agreed to a one-time option to terminate the swap on December 31, 2024, which reduced the swap rate. Under our Credit Facility, the interest rate will continue to vary based on our leverage ratio.

(d)
Under the terms of the prior credit facility with Bank of California, the Company paid a variable rate of interest on outstanding amounts equal to one percentage point over the prime rate published in The Wall Street Journal, provided that the interest rate in effect on any one day was not less than 4.75% per annum.

Modiv Inc.
Covenants

Credit Facility and Mortgage Notes Covenants

The following is a summary of key financial covenants for the Company’s credit facility and mortgage notes, as defined and calculated per the terms of the facility's credit agreement and the mortgage notes' governing documents, respectively, which are included in the Company's filings with the U.S. Securities and Exchange Commission. These calculations, which are not based on U.S. GAAP measurements are presented to demonstrate that as of June 30, 2022, the Company believes it is in compliance with the covenants.

Unsecured Credit Facility Covenants	Required	June 30, 2022
Maximum leverage ratio	<60%	38%
Minimum fixed charge coverage ratio	>1.50x	1.82
Maximum secured indebtedness ratio	40%	8%
Minimum consolidated tangible net worth	$209,795,448	$280,864,238
Minimum investment grade tenants in borrowing base	30%	52%

Mortgage Notes Key Covenants	Debt service coverage ratio	June 30, 2022
Costco property	N.A.	N.A.
Taylor Fresh Foods property	1.5	3.4
Sutter Health property	1.4	2.4

Modiv Inc.
Real Estate Acquisitions

(Unaudited)

The following table summarizes the Company’s property acquisition activity during each of last five quarters ended June 30, 2022.

Q2 2022(a)
Tenant and Location	Property Type	Area (Square Feet)	Lease Terms (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
Lindsay Precast, eight properties acquired in Colorado (3), Ohio (2), North Carolina, South Carolina and Florida	Industrial	618,195	25.0	2.0%	$56,150,000	6.65%	8.52%

Q1 2022
Tenant and Location	Property Type	Area (Square Feet)	Lease Terms (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
KIA, Carson, CA	Retail	72,623	25.0	2.0%	$69,275,000	5.7%	7.3%
Kalera, Saint Paul, MN	Industrial	78,857	20.0	2.5%	8,079,000	7.0%	8.9%
		151,480	22.5	2.3%	$77,354,000	6.4%	8.1%

Q4 2021
Tenant and Location	Property Type	Area (Square Feet)	Lease Terms (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
Arrow Tru-Line, Archbold, OH	Industrial	206,155	20.0	2.0%	$11,460,000	6.7%	8.1%

Q3 2021
Tenant and Location	Property Type	Area (Square Feet)	Lease Terms (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
Raising Cane’s, San Antonio, TX	Retail	3,853	6.6	2.0%	$3,607,424	6.3%	7.1%

Q2 2021
Tenant and Location	Property Type	Area (Square Feet)	Lease Terms (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
None

(a)
On July, 15, 2022, the Company acquired two industrial properties leased to New Vision Industries, LLC and Juniper Ring Acquisitions, LLC (the "Producto Acquisition") for $5,343,862 which represents an initial cap rate of 7.21% and a weighted average cap rate of 8.76%. The properties are located in Upstate New York. On July 26 and August 4, 2022, the Company acquired four industrial properties leased to Valtir, LLC for $23,375,000 which represents an initial cap rate of 7.70% and a weighted average cap rate of 9.73%. The properties are located in South Carolina, Ohio, Texas and Utah.

Modiv Inc.
Real Estate Dispositions

(Unaudited)

The following table summarizes the Company’s property disposition activity during each of last five quarters ended June 30, 2022.

Q2 2022
Tenant and Location	Property Type	Area (Square Feet)	Acquisition Price	Disposition Price	Net Book Value	Disposition Costs	Gain on Sale	Cap Rate
EMCOR, Cincinnati, OH	Office	39,385	$6,138,538	$6,525,000	$5,343,541	$179,358	$1,002,101	7.8%

Q1 2022
Tenant and Location	Property Type	Area (Square Feet)	Acquisition Price	Disposition Price	Net Book Value	Disposition Costs	Gain on Sale	Cap Rate
Bon Secours, Richmond, VA	Office	$72,890	$10,842,907	$10,200,000	$9,768,252	$252,344	$179,404	8.1%
Omnicare, Richmond, VA	Industrial	51,800	7,324,370	8,760,000	6,478,621	218,489	2,062,890	6.8%
Texas Health, Dallas TX	Office	38,794	7,689,924	7,040,000	6,711,271	168,352	160,377	7.9%
Accredo, Orlando, FL	Office	63,000	10,710,500	14,000,000	8,552,619	449,275	4,998,106	7.3%
		$226,484	$36,567,701	$40,000,000	$31,510,763	$1,088,460	$7,400,777	7.5%

Q4 2021
Tenant and Location	Property Type	Area (Square Feet)	Acquisition Price	Disposition Price	Net Book Value	Disposition Costs	Gain on Sale	Cap Rate
Harley Davidson, Bedford, TX	Retail	$70,960	$13,178,286	$15,270,000	$11,608,682	$390,029	$3,271,289	6.2%

Q3 2021
Tenant and Location	Property Type	Area(Square Feet)	Acquisition Price	Disposition Price	Net Book Value	Disposition Costs	Gain on Sale	Cap Rate
Dana. Cedar Park, TX	Industrial	$45,465	$9,452,169	$10,000,000	$5,375,746	$381,483	$4,242,771	7.7%

Q2 2021
Tenant and Location	Property Type	Area (Square Feet)	Acquisition Price	Disposition Price	Net Book Value	Disposition Costs	Gain on Sale	Cap Rate
None

Modiv Inc.
Top 10 Tenants

(Unaudited)

Tenant (a)	Industry	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
KIA of Carson	Retail	$3,946,792	11%	72,623	3%
Lindsay	Industrial	3,746,588	11%	618,195	21%
Sutter Health	Office	2,609,779	7%	106,592	4%
Costco Wholesale	Office	2,326,509	7%	97,191	3%
AvAir	Industrial	2,295,839	7%	162,714	6%
3M	Industrial	1,792,764	5%	410,400	14%
Taylor Farm	Industrial	1,626,728	5%	216,727	7%
FUJIFILM Dimatix (b)	Industrial	1,606,903	5%	91,740	3%
Cummins	Office	1,485,386	4%	87,230	3%
Northrop Grumman	Office	1,262,084	4%	107,419	4%
Total Top 10 Tenants		$22,699,372	66%	1,970,831	68%

(a)	Following the Valtir Acquisition in July and August 2022, Valtir, LLC’s ABR of $1,800,000 represents approximately 5% of our total ABR.

(b)	Reflects our 72.71% tenant-in-common interest (“TIC Interest”).

Modiv Inc.
Property Type

(Unaudited)

Property	Number of Properties	ABR	ABR as a Percentage of Total Portfolio (a)	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Industrial (b)	20	$16,217,803	48%	2,068,388	72%
Retail	13	6,528,883	19%	234,029	8%
Office	10	11,398,322	33%	585,967	20%
Total Properties	43	$34,145,008	100%	2,888,384	100%

(a)
Following the Company's July 2022 acquisitions of six industrial properties and a pending office disposition in August 2022, we own 26 industrial properties representing 51% of the portfolio, 13 retail properties representing 19% of the portfolio and 10 office properties representing 30% of the portfolio (based on pro forma ABR of $35,649,730 as of June 30, 2022).

(b)	Including TIC Interest.

Modiv Inc.
Tenant Industry Diversification (a)

(Unaudited)

Industry	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Manufacturing	11	$6,889,787	20%	888,987	31%
Automobile & Components	2	4,259,878	12%	235,853	8%
General Retailers	11	3,751,085	11%	190,254	7%
Health Care Equipment & Services	1	2,609,779	8%	106,592	4%
Transportation	1	2,295,839	7%	162,714	6%
Food, Beverage & Tobacco	2	2,198,150	6%	295,584	10%
Technology Hardware & Equipment	2	2,085,401	6%	130,240	4%
Defense	2	2,032,163	6%	153,633	5%
Materials	1	1,792,764	5%	410,400	14%
Commercial & Professional Services	2	1,542,100	5%	70,567	2%
Pharmaceuticals, Biotechnology & Life Sciences	1	1,179,234	3%	20,800	1%
Consumer Durables and Apparel	2	1,088,051	3%	75,977	3%
Consumer Services	1	924,000	3%	91,390	3%
Hotel & Restaurant	2	639,559	2%	18,343	1%
Energy	1	534,500	2%	26,036	1%
Government	1	322,719	1%	11,014	—%
Total	43	$34,145,009	100%	2,888,384	100%

(a)	Data as of June 30, 2022, which does not reflect the Producto and Valtir acquisitions which closed in July and August 2022.

Modiv Inc.
Tenant Geographic Diversification (a)

(Unaudited)

State	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
California	13	$13,045,207	38%	600,395	21%
Arizona	2	3,922,567	12%	379,441	13%
Florida	3	2,657,272	8%	237,329	8%
Ohio	6	2,474,694	7%	510,343	18%
Washington	1	2,326,510	7%	97,191	3%
Illinois	1	1,792,764	5%	410,400	14%
Nevada	2	1,626,251	5%	77,257	3%
Tennessee	1	1,485,386	4%	87,230	3%
North Carolina	2	1,354,120	4%	134,576	5%
Texas	3	1,243,557	4%	62,879	2%
Colorado	3	827,201	2%	98,994	4%
Minnesota	1	571,421	2%	78,857	2%
South Carolina	1	423,053	1%	75,360	3%
Maine	2	205,400	1%	18,126	1%
Georgia	1	103,607	—%	10,906	—%
Pennsylvania	1	85,998	—%	9,100	—%
Total	43	$34,145,008	100%	2,888,384	100%

(a)	Data as of June 30, 2022, which does not reflect the Producto and Valtir acquisitions which closed in July and August 2022.

Modiv Inc.
Lease Expirations

(Unaudited)

10 Years and Thereafter Lease Expirations

As of June 30, 2022
Year	Number of Leases Expiring	Leased Square Footage Expiring	Percentage of Leased Square Footage Expiring	Cumulative Percentage of Leased Square Footage Expiring	Annualized Base Rent Expiring	Percentage of Annualized Base Rent Expiring (a)	Cumulative Percentage of Annualized Base Rent Expiring
July to December 2022	—	—	—%	—%	$—	—%	—%
2023	3	142,146	4.9%	4.9%	1,255,104	3.7%	3.7%
2024	1	87,230	3.0%	7.9%	1,485,386	4.3%	8.0%
2025	6	312,746	10.8%	18.7%	7,305,706	21.4%	29.4%
2026	5	280,740	9.7%	28.4%	4,733,806	13.9%	43.3%
2027	1	64,637	2.2%	30.6%	887,991	2.6%	45.9%
2028	2	22,680	0.8%	31.4%	561,766	1.6%	47.5%
2029	3	134,714	4.7%	36.1%	2,172,577	6.4%	53.9%
2030	5	45,278	1.6%	37.7%	463,363	1.4%	55.3%
2031	—	—	—%	37.7%	—	—%	55.3%
2032	2	177,204	6.1%	43.8%	2,664,838	7.8%	63.1%
Thereafter	15	1,621,009	56.2%	100.0%	12,614,471	36.9%	100.0%
Total	43	2,888,384	100.0%		$34,145,008	100.0%

(a)
The pro forma effect of including the July and August 2022 Producto and Valtir acquisitions and the expected disposition of the Williams Sonoma office property in August 2022 will increase our percentage of ABR expiring after 2032 from 44.7% to 49.0% with the percentage of ABR expiring from 2023 through 2026 decreasing to 3.5%, 4.2%, 18.6% and 13.3%, respectively, for a pro forma total of 39.6% expiring through the end of 2026 compared with 43.3% above.

Modiv Inc.
Disclosures Regarding Non-GAAP and Other Metrics

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this supplemental report contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as FFO. FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of stock-based compensation, deferred rent, amortization of in-place lease valuation intangibles, acquisition-related costs, deferred financing fees, asset impairment write-downs, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-off transaction costs and other one-time transactions.

We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. We believe that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. However, FFO and AFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure. Furthermore, as described in the notes to our unaudited condensed consolidated financial statements, the conversion ratios for units of Class M limited partnership interest in the Operating Partnership, units of Class P limited partnership interest in the Operating Partnership and units of Class R limited partnership interest (“Class R OP Units”) in the Operating Partnership can increase if the specified performance hurdles are achieved.

Adjusted EBITDA

We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on investment in real estate and goodwill and intangibles, interest expense and non-cash items such as non-cash compensation expenses. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.

Net Debt

We define Net Debt as gross debt less cash and cash equivalents and restricted cash.

Leverage Ratio

We define our Leverage Ratio as total debt as a percentage of the aggregate fair value of our real estate properties, including our proportionate interest in real estate owned by unconsolidated entities, plus our cash and cash equivalents.

Annualized Base Rent (“ABR”)

ABR represents contractual annual base rent for the next 12 months.

Initial Cap Rate

We define “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property.

Weighted Average Cap Rate

We define “weighted average cap rate” for property acquisitions as the average annual cash rent including rent escalations over the lease term, divided by the purchase price of the property.